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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-28517) and related Prospectus of Capstone Pharmacy Services, Inc. and Joint Proxy Statement of Beverly Enterprises Inc. and Capstone Pharmacy Services, Inc. for the registration of 50,000,000 shares of Capstone Pharmacy Services, Inc. common stock and to the incorporation by reference therein of our report dated February 7, 1997 (except for Note 2, paragraph 3, as to which the date is March 13, 1997) with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



     We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 18, 1997, with respect to the consolidated financial statements and schedule of Pharmacy Corporation of America included in the above mentioned Amendment to the Registration Statement and related Prospectus of Capstone Pharmacy Services, Inc.


                                            Ernst & Young LLP


July 28, 1997


Little Rock, Arkansas